Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the captions "Fund Service Providers," "Miscellaneous Information - Independent Registered Public Accounting Firm," and to the incorporation by reference of our report dated October 27, 2009 on the August 31, 2009 financial statements of the Claymore/BNY Mellon EW Euro-Pacific LDRs ETF, Claymore/MAC Global Solar Energy Index ETF, Claymore/NYSE Arca Airline ETF and Claymore S&P Global Water Index ETF in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of the Claymore Exchange-Traded Fund Trust 2 filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 58 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-135105) and Amendment No. 60 under the Investment Company Act of 1940 (Registration No. 811-21910).


                                                           /s/ Ernst & Young LLP

Chicago, Illinois
November 30, 2009